Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

Health Management 4th Quarter 2010 EPS from Continuing Operations Increases 23% to $0.16 and Net Revenue Increases 14% to $1.35 Billion

NAPLES, FLORIDA (February 16, 2011) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the fourth quarter and year ended December 31, 2010.

Key metrics from continuing operations for the fourth quarter (all percentage changes compare the fourth quarter of 2010 to the fourth quarter of 2009 unless otherwise noted) include:

•	Diluted earnings per share (“EPS”) increased 23.1% to $0.16;

•	Revenue increased 14.1% to $1,352.1 million;

•	Income From Continuing Operations increased 26.0% to $46.4 million;

•	Adjusted EBITDA increased 9.6% to $186.5 million;

•	Admissions increased 8.3% while adjusted admissions increased 12.6%;

•	Same hospital net revenue increased 2.1% to $1,209.7 million;

•	Same hospital Adjusted EBITDA increased 5.0% to $209.6 million, resulting in a 40 basis point improvement in margin, to 17.3%;

•	Same hospital surgeries increased 5.2% percent; and

•	Same hospital admissions declined 3.1% while same hospital adjusted admissions increased 0.1%.

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Health Management Associates, Inc. / Page 2

The tables accompanying this press release include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals owned and operated by Health Management for one year or more, referred to as same hospital continuing operations, net revenue increased $25.1 million or 2.1% to $1,209.7 million compared to the prior year’s fourth quarter. Adjusted EBITDA from same hospital continuing operations grew 5.0% to $209.6 million, representing 17.3% of net revenue, as compared to $199.6 million and 16.9% of net revenue for the same quarter a year ago. A 5.2% increase in same hospital surgeries contributed to this net revenue and Adjusted EBITDA growth. Primarily due to declines in uninsured admissions and H1N1 flu cases, admissions from same hospital continuing operations were 3.1% lower than the same period a year ago and adjusted admissions were essentially flat compared to the prior year’s fourth quarter. This compares to increases of 1.6% in admissions and 4.0% in adjusted admissions from same hospital continuing operations for the fourth quarter ended December 31, 2009.

“We are very pleased to report another great quarter which exceeded our expectations and contributed to a record setting year for Health Management in 2010,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We strongly believe that our continued and relentless focus on cost discipline, emergency room operations, physician recruitment and market service development were the key factors that enabled us to achieve another year of outstanding results. Heading into 2011, we plan to continue our disciplined approach to hospital acquisitions and joint ventures, and remain what we believe to be the only pure player in the non-urban sector.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $164.6 million, or 12.2% of net revenue, for the fourth quarter compared to $145.4 million, or 12.3% of net revenue, for the same quarter a year ago.

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Uninsured discounts for the fourth quarter were $210.2 million, compared to $160.8 million for the same quarter a year ago. Charity/indigent care write-offs for the quarter were $24.2 million, compared to $22.1 million for the same quarter a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs (which Health Management refers to as the Uncompensated Patient Care Percentage) was 25.1% for the fourth quarter compared to 24.0% for the fourth quarter a year ago. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive remuneration.

Cash flow from continuing operating activities for the year ended December 31, 2010 was $437.1 million, after cash interest and cash tax payments aggregating $276.7 million. Health Management’s total leverage ratio and interest coverage ratio were 4.14 and 3.40, respectively, at December 31, 2010. These ratios are well within the requirements of Health Management’s credit facilities.

Effective December 31, 2010, Health Management sold the 140-bed Riley Hospital, located in Meridian, Mississippi and as a result, the hospital has been placed in discontinued operations and prior periods have been reclassified. The loss from discontinued operations of $0.05 per diluted share for the three and twelve months ended December 31, 2010 is primarily due to the loss on the sale of the hospital and an impairment charge related to assets held for sale.

For continuing operations, Health Management reported net revenue of $5,115.0 million and Adjusted EBITDA of $734.9 million for the year ended December 31, 2010, a 12.2% and 8.3% increase, respectively, compared to the prior year. Income from continuing operations for the year grew 15.6% to $186.0 million and EPS from continuing operations grew 18.2% to $0.65 compared to the year ended December 31, 2009.

Health Management also reiterated its 2011 earnings objective of income from continuing operations attributable to Health Management Associates, Inc. of between $0.72 and $0.76 per diluted share. This objective range does not include any benefit from potential 2011 acquisitions.

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Health Management Associates, Inc. / Page 4

“We believe that our operational initiatives and cost controls will continue to help us improve our operating results in 2011. Moreover, we anticipate that another successful year of hospital acquisitions will complement our operational efforts,” added Newsome. “Since December 2009, when Health Management began to again diligently pursue the acquisition portion of our growth strategy, we have acquired six hospitals representing approximately $650 million of annual revenue, or nearly 14% of our 2010 base revenue. Our acquisition pipeline is currently very active, and we expect to complete additional acquisitions in 2011 as we continue to see attractive assets at attractive valuations. We believe the earnings potential is compelling, and we intend to remain disciplined in our approach, and continue to believe that these acquisition opportunities offer us a growth catalyst to add significant value to our company.”

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the fourth quarter and year ended December 31, 2010 on Thursday, February 17, 2011 at 11:00 a.m. ET. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, owns and operates 59 hospitals, with approximately 8,900 licensed beds, in non-urban communities located throughout the United States. All references to “HMA”, “Health Management,” the “Company”, “we”, “us” or “our” used in this release refer to Health Management Associates, Inc. and its affiliates.

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Health Management Associates, Inc. / Page 5

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements regarding acquisitions, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net revenue	$1,352,059	$1,184,502	$5,114,997	$4,556,809

Operating expenses:
Salaries and benefits	541,370	472,988	2,026,386	1,788,727
Supplies	179,038	165,414	705,499	639,728
Provision for doubtful accounts	164,553	145,350	627,702	556,359
Depreciation and amortization	61,982	61,034	244,754	237,534
Rent expense	33,894	27,674	123,723	101,751
Other operating expenses	246,679	202,886	896,786	791,820

Total operating expenses	1,227,516	1,075,346	4,624,850	4,115,919

Income from operations	124,543	109,156	490,147	440,890

Other income (expense):
Gains (losses) on sales of assets, net	(133)	(692)	711	1,244
Interest and other income, net	822	2,253	8,086	3,752
Interest expense	(52,742)	(54,456)	(211,673)	(217,941)
Gains on early extinguishment of debt, net	—	—	—	16,202
Write-offs of deferred financing costs	—	—	—	(444)

Income from continuing operations before income taxes	72,490	56,261	287,271	243,703
Provision for income taxes	(26,133)	(19,468)	(101,223)	(82,721)

Income from continuing operations	46,357	36,793	186,048	160,982
Income (loss) from discontinued operations, net of income taxes	(13,121)	3,360	(13,800)	2,959

Consolidated net income	33,236	40,153	172,248	163,941
Net income attributable to noncontrolling interests	(5,057)	(6,025)	(22,179)	(25,759)

Net income attributable to Health Management Associates, Inc.	$28,179	$34,128	$150,069	$138,182

Earnings (loss) per share attributable to Heath Management Associates, Inc. common stockholders:
Basic:
Continuing operations	$0.17	$0.13	$0.66	$0.55
Discontinued operations	(0.05)	0.01	(0.05)	0.01

Net income	$0.12	$0.14	$0.61	$0.56

Diluted:
Continuing operations	$0.16	$0.13	$0.65	$0.55
Discontinued operations	(0.05)	0.01	(0.05)	0.01

Net income	$0.11	$0.14	$0.60	$0.56

Weighted average number of shares outstanding:
Basic	248,600	246,648	248,272	245,381

Diluted	252,372	249,171	251,106	246,965

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$41,300	$30,768	$163,869	$136,001
Income (loss) from discontinued operations, net of income taxes	(13,121)	3,360	(13,800)	2,181

Net income attributable to Health Management Associates, Inc.	$28,179	$34,128	$150,069	$138,182

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Twelve Months Ended December 31,
	2010	2009

Cash flows from operating activities:
Consolidated net income	$172,248	$163,941
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	251,464	244,334
Provision for doubtful accounts	627,702	556,359
Stock-based compensation expense	18,366	10,867
Gains on sales of assets, net	(711)	(1,244)
Gains on sales of available-for-sale securities	(4,328)	(1,384)
Write-offs of deferred financing costs	—	444
Gains on early extinguishment of debt, net	—	(16,202)
Deferred income tax expense	20,311	90,467
Changes in assets and liabilities of continuing operations:
Accounts receivable	(735,334)	(598,286)
Supplies, prepaid expenses and other current assets	(20,586)	(4,244)
Prepaid and recoverable income taxes	31,194	665
Deferred charges and other long-term assets	5,621	(12,005)
Accounts payable, accrued expenses and other liabilities	58,656	6,604
Equity compensation excess income tax benefits	(1,278)	(218)
(Income) loss from discontinued operations, net of income taxes	13,800	(2,959)

Net cash provided by continuing operating activities	437,125	437,139

Cash flows from investing activities:
Acquisitions and other	(191,454)	(138,764)
Additions to property, plant and equipment	(209,439)	(199,474)
Proceeds from sales of assets and insurance recoveries	3,150	5,448
Purchases of available-for-sale securities	(921,724)	(86,527)
Proceeds from the sale of discontinued operations	26,360	—
Proceeds from sales of available-for-sale securities	904,881	50,000
(Increase) decrease in restricted funds, net	(5,758)	11,590

Net cash used in continuing investing activities	(393,984)	(357,727)

Cash flows from financing activities:
Net proceeds from long-term borrowings	—	38,000
Principal payments on debt and capital lease obligations	(40,147)	(127,218)
Repurchases of convertible debt securities in the open market	—	(67,714)
Proceeds from exercises of stock options	7,469	9,699
Cash received from noncontrolling shareholders	2,547	54,796
Cash payments to noncontrolling shareholders	(20,630)	(35,377)
Equity compensation excess income tax benefits	1,278	218

Net cash used in continuing financing activities	(49,483)	(127,596)

Net decrease in cash and cash equivalents before discontinued operations	(6,342)	(48,184)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	3,238	12,030
Investing activities	(1,102)	(1,029)
Financing activities	—	(413)

Net decrease in cash and cash equivalents	(4,206)	(37,596)
Cash and cash equivalents at beginning of the period	106,018	143,614

Cash and cash equivalents at end of the period	$101,812	$106,018

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, in thousands)	December 31, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$101,812	$106,018
Available-for-sale securities	57,327	36,585
Accounts receivable, net	759,131	656,171
Other current assets	269,808	259,051
Assets of discontinued operations	4,994	54,138
Property, plant and equipment, net	2,664,641	2,465,748
Restricted funds	51,067	38,848
Other assets	1,001,305	987,540

Total assets	$4,910,085	$4,604,099

Liabilities and Stockholders’ Equity
Current liabilities	$555,630	$525,897
Deferred income taxes	157,177	133,451
Other long-term liabilities	680,073	578,459
Long-term debt	2,983,719	3,004,672
Stockholders’ equity	533,486	361,620

Total liabilities and stockholders’ equity	$4,910,085	$4,604,099

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Continuing Operations
Occupancy	42.6%	44.3%		43.5%	45.0%
Patient days	343,374	320,560	7.1%	1,353,040	1,283,188	5.4%

Admissions	82,884	76,515	8.3%	324,575	306,770	5.8%
Adjusted admissions	152,024	134,977	12.6%	587,987	534,917	9.9%

Average length of stay	4.1	4.2		4.2	4.2
Surgeries	81,622	70,824	15.2%	316,474	282,680	12.0%
Emergency room visits	372,344	337,909	10.2%	1,421,461	1,360,595	4.5%

Net revenue (in 000’s)	$1,352,059	$1,184,502	14.1%	$5,114,997	$4,556,809	12.2%
Net revenue per adjusted admission	$8,894	$8,776	1.3%	$8,699	$8,519	2.1%
Total inpatient revenue percentage	49.6%	49.7%		49.6%	51.4%
Total outpatient revenue percentage	50.4%	50.3%		50.4%	48.6%

Same Hospitals
Occupancy	41.9%	44.3%		43.5%	45.0%
Patient days	304,329	320,560	-5.1%	1,245,618	1,283,188	-2.9%

Admissions	74,168	76,515	-3.1%	301,785	306,770	-1.6%
Adjusted admissions	135,074	134,977	0.1%	544,534	534,917	1.8%

Average length of stay	4.1	4.2		4.1	4.2
Surgeries	74,477	70,824	5.2%	296,517	282,680	4.9%
Emergency room visits	331,076	337,909	-2.0%	1,320,661	1,360,595	-2.9%

Net revenue (in 000’s)	$1,209,650	$1,184,502	2.1%	$4,741,642	$4,556,809	4.1%
Net revenue per adjusted admission	$8,955	$8,776	2.0%	$8,708	$8,519	2.2%
Total inpatient revenue percentage	50.1%	49.7%		49.8%	51.4%
Total outpatient revenue percentage	49.9%	50.3%		50.2%	48.6%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net revenue	$1,352,059	$1,184,502	$5,114,997	$4,556,809
Less acquisitions	142,409	—	373,355	—

Same hospital net revenue	$1,209,650	$1,184,502	$4,741,642	$4,556,809

Consolidated net income	$33,236	$40,153	$172,248	$163,941

Adjustments:
Loss (income) from discontinued operations, net of income taxes	13,121	(3,360)	13,800	(2,959)
Provision for income taxes	26,133	19,468	101,223	82,721
Losses (gains) on sales of assets, net	133	692	(711)	(1,244)
Interest and other income, net	(822)	(2,253)	(8,086)	(3,752)
Interest expense	52,742	54,456	211,673	217,941
Gains on early extinguishment of debt, net	—	—	—	(16,202)
Write-offs of deferred financing costs	—	—	—	444
Depreciation and amortization	61,982	61,034	244,754	237,534

Adjusted EBITDA (a)	186,525	170,190	734,901	678,424

Adjustment for acquisitions, corporate and other	23,083	29,419	107,670	110,169

Same hospital operating Adjusted EBITDA (a)	$209,608	$199,609	$842,571	$788,593

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	17.3%	16.9%	17.8%	17.3%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, net gains (losses) on early extinguishment of debt, write-offs of deferred financing costs, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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